                                                                     Exhibit 3.5

                       INTEREP NATIONAL RADIO SALES, INC.
                            (A NEW YORK CORPORATION)

                                    BY-LAWS

                                   ARTICLE I

                                  STOCKHOLDERS

     SECTION 1.   Annual Meetings.  The annual meeting of the stockholders of
                  ---------------
Interep National Radio Sales, Inc. (hereinafter called "the Corporation"), for the purpose of electing directors for the ensuing year and for the transaction of such other business as may properly come before the meeting, shall be held at the office of the Corporation within the State of New York at ten A.M. on the Third Tuesday in November in each year, or if such date falls on a legal holiday, on the first business day thereafter which is not a legal holiday, or at such other place within the State of New York and at such hour as shall be designated by the President. If the election of directors for the ensuing year shall not be held on the day designated herein for any annual meeting (or any adjournment or adjournments thereof), the Board of Directors shall forthwith call a meeting of the stockholders of the Corporation for the purpose of electing such directors. If such meeting shall not be called within one month, or, if held, shall result in a failure to elect such directors, any stockholder of the Corporation entitled to vote for election of directors may call a meeting for such purpose, as by statute in such case provided; and at such meeting the stockholders entitled to vote may elect such directors and transact other business with the same force and effect as at an annual meeting duly called and held.

     SECTION 2.   Special Meetings.  A special meeting of the stockholders,
                  ----------------
unless otherwise prescribed by statute, may be called at any time by the President, the Secretary, or the Board of

Directors, and shall be called by the President or the Secretary on the written request of stockholders owning of record at least twenty per cent (20%) of the outstanding shares of stock of the Corporation entitled to vote, which written request shall state the purpose or purposes of such meeting.

     SECTION 3.   Notice of Meetings.  Except as hereinafter in this Section
                  ------------------
provided, or as may be otherwise required by law, notice of each annual and special meeting of the stockholders shall be in writing and signed by the President, a Vice-President, the Secretary, or an Assistant Secretary. Such notice shall state the purpose or purposes for which the meeting is called and the time when and the place within the State of New York where it is to be held; and a copy thereof shall be delivered personally or mailed in a postage prepaid envelope, not less than ten (10) nor more than forty (40) days before such meeting, to each stockholder of record entitled to vote at such meeting and to any stockholder of record who, by reason of any action proposed at such meeting, would be entitled to have his stock appraised if such action were taken; and, if mailed, it shall be directed to such stockholder at his address as it appears on such books of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy, or who before or after the meeting shall personally or by his attorney thereunto authorized waive notice thereof in writing; nor shall the giving of notice to any stockholder be required when the giving of such notice is dispensed with pursuant to statute. Notice of any adjourned meeting need not be given.

     SECTION 4.   Place of Meeting.  Every meeting of the stockholders of
                  ----------------
the Corporation (other than annual meetings, which are governed by Section 1 hereof) shall be held at the office of the Corporation in the State of New York, or at such other place in the State of New York as shall be specified or fixed in the notice or waiver of notice thereof.

     SECTION 5.     Quorum.  At all meetings of the stockholders of the
                    ------
Corporation, except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority in voting power of the stockholders present in person or by proxy and entitled to vote may adjourn the meeting from time to time and from place to place until a quorum is obtained. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

     SECTION 6.     Order of Business.  The order of business at all meetings of
                    -----------------
the stockholders shall be as determined by the Chairman of the meeting, but the order of business to be followed at any meeting at which a quorum is present may be changed by a majority in voting power of the stockholders present in person or by proxy and entitled to vote at the meeting.

     SECTION 7.     Organization.  At every meeting of the stockholders, the
                    ------------
President, or in the absence of the President, a Vice-President (and in case more than one Vice-President shall be present, that Vice-President who shall have served as such for the longest period of time), shall act as Chairman of the meeting. The Secretary of the Corporation, or in his absence one of the Assistant Secretaries of the Corporation, shall act as Secretary of the meeting. In case none of the officers above designated to act as Chairman or Secretary of the meeting, respectively, shall be present, a chairman or a secretary of the meeting, as the case may be, shall be chosen by a majority in voting power of the stockholders present in person or by proxy and entitled to vote at the meeting.

     SECTION 8.     Voting.  At each meeting of the stockholders, every
                    ------
stockholder of record of stock entitled to vote thereat shall be entitled to one vote for each share of such stock outstanding in his name on the books of the Corporation on the date determined in accordance with the provisions of Section 6 of Article VII of these By-laws. Stock belonging to the Corporation shall not be voted upon directly or indirectly. Any stockholder entitled to vote may vote either in person, or by proxy duly appointed by an instrument in writing subscribed by such stockholder (or by his attorney thereunto authorized) and delivered to the Secretary of the meeting; provided, however, that no proxy shall be valid after the expiration of eleven months from the date of its execution unless the stockholder executing it shall have specified therein its duration.

     At all meetings of the stockholders, a quorum being present, all matters, except as otherwise provided by law or by the Certificate of Incorporation of the Corporation or by these By-laws, shall be decided by a majority in voting power of the stockholders of the Corporation present in person or by proxy and entitled to vote.

     In voting on any question on which a vote by ballot is required by law or is demanded by any stockholder entitled to vote, the voting shall be by ballot. Each ballot shall be signed by the stockholder voting or by his proxy, and shall state the number of shares voted. All other questions may be passed upon by voice vote.

     SECTION 9.     Inspectors of Election.  At any election of directors by
                    ----------------------
stockholders, or in any other case in which inspectors may act, inspectors of election shall not be required unless they are requested by a stockholder present or represented by proxy and entitled to vote, in which case not less than two (2) inspectors shall be appointed by the Chairman of the meeting; provided, however, that if any stockholder shall demand an election, they shall be elected by the votes cast in person or by proxy of the holders of record of a plurality of the shares voted, and the person presiding shall conduct such election.

     The inspectors appointed or elected as aforesaid, before entering upon the discharge of their duties, shall take and subscribe an oath faithfully to execute the duties of inspectors with strict impartiality and according to the best of their ability, and shall take charge of the polls and after the balloting shall make a certificate of the result of the vote taken.

                                   ARTICLE II

                                   DIRECTORS

     SECTION 1.     General Powers.  The business of the Corporation shall be
                    --------------
managed by the Board of Directors. The Board of Directors may adopt such rules and regulations, not inconsistent with the Certificate of Incorporation of the Corporation or these By-laws or the laws of the State of New York, as it may deem proper for the conduct of its meetings and the management of the Corporation. In addition to the powers expressly conferred by these By-laws, the Board of Directors may exercise all powers and perform all acts which are not required, by these By-laws, by the Certificate of Incorporation of the Corporation or by law, to be exercised and performed by the stockholders.

     SECTION 2.     Number, Term of Office and Qualifications.  The number of
                    -----------------------------------------
directors shall be not less than three (3) nor more than thirteen (13). Until changed by an amendment to these By-laws pursuant to Article XII, the number of directors shall be five (5). A Board of Directors shall be elected annually, all of whom shall be of full age and at least one of whom shall be a citizen of the United States and a resident of the State of New York. Each director shall continue in office until the annual meeting next following his election and until his successor shall have been elected and shall qualify, or until his death, resignation or removal. Directors need not be stockholders.

     SECTION 3.     Election of Directors.  At each meeting of the stockholders
                    ---------------------
for the election of directors, at which a quorum is present, the persons receiving a plurality of the votes cast shall be directors.

     SECTION 4.     Organization.  At each meeting of the Board of Directors,
                    ------------
the President, or in the absence of the President a chairman chosen by the majority of the directors present, shall preside. The Secretary of the Corporation shall act as Secretary at each meeting of the Board of Directors.
In case the Secretary shall be absent from any meeting of the Board of Directors, an Assistant Secretary shall perform the duties of Secretary at such meeting; and in the absence from any such meeting of the Secretary and Assistant Secretaries, the Chairman may appoint any person to act as Secretary of the meeting.

     SECTION 5.     Place of Meeting, etc.  The Board of Directors may hold its
                    ----------------------
meetings within or without the State of New York at such places as the Board of Directors may from time to time by resolution determine or (unless contrary to resolution of the Board of Directors) at such place as shall be specified in the notice of the meeting.

     SECTION 6.     First Meeting.  After each annual election of directors, the
                    -------------
Board of Directors may meet, without notice of such meeting, for the purposes of organization, the election of officers, and the transaction of other business, on the day when and at the place where such annual election is held, and as soon as practicable after such annual election. Such first meeting may be held at any other time and place specified in a notice given as hereinafter provided for special meetings of the Board of Directors or in a consent and waiver of notice thereof.

     SECTION 7.     Regular Meetings.  Regular meetings of the Board of
                    ----------------
Directors may be held at such times and places as may be fixed from time to time by the Board of Directors; and, unless required by the Board of Directors, notice of any such meeting need not be given. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting, which would otherwise be held on that day, shall be held at the same hour at such place on the next succeeding business day.

     SECTION 8.     Special Meetings.  Special meetings of the Board of
                    ----------------
Directors shall be held whenever called by the President, the Secretary, or any two or more directors. Notice of each such meeting shall be sent to each director, addressed to him at his residence or usual place of business, at least two (2) days before the date on which the meeting is to be held, by telegraph or other means sufficient to ensure that the notice is delivered to him personally not later than the day before the date on which the meeting is to be held.
Every such notice shall state the time and place of the meeting but need not state the purposes of the meeting, except to the extent required by law. Notice of any adjourned meeting of the directors need not be given.

     SECTION 9.     Waivers of Notice of Meetings.  Anything in these By-laws or
                    -----------------------------
in any resolution adopted by the Board of Directors to the contrary notwithstanding, notice of any meeting of the Board of Directors need not be given to any director if such notice shall be waived by him in writing (before or after the meeting). At any meeting at which every member of the Board of Directors is present, any business may be transacted though the meeting may be held without notice.

     SECTION 10. Quorum and Manner of Acting.  Notwithstanding any vacancy in
                 ---------------------------
the Board of Directors, whether caused by death, resignation, disqualification, increase in the number of directors, removal or otherwise, the presence of 66 2/3 of the full Board of Directors shall be present in person at the time of any regular or special meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting and, except as specified in Section 13 of this Article II and Sections 1 and 5 of Article III of these By-laws, the act of the majority of the full Board of Directors shall be the act of the Board of Directors. In the absence of a quorum, any meeting may be adjourned from time to time until a quorum be had. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time; participation by such means shall constitute presence in person at any meeting. The directors shall act only as a Board and the individual directors shall have no power as such.

     SECTION 11. Resignations.  Any director of the Corporation may resign at
                 ------------
any time orally or in writing by notifying the President or the Secretary of the Corporation. Such resignation shall take effect at the time therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 12. Removal of Directors.  Any director may be removed at any
                 --------------------
time, with or without cause, by the affirmative vote of a majority in voting power of the stockholders of record of the Corporation entitled to elect a successor, which vote shall be given, in person or by proxy, at a special meeting of such stockholders called for that purpose.

     SECTION 13. Vacancies.  Any vacancy in the Board of Directors, whether
                 ---------
caused by death, resignation, disqualification, increase in the number of directors, removal or otherwise, may be filled for the unexpired term by unanimous vote of the remaining directors at any regular or special meeting of the Board of Directors, or by the stockholders entitled to vote at a special meeting called for such purpose.

     SECTION 14. Compensation.  Each director, in consideration of his
                 ------------
serving as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at directors' meetings, or both, as the Board of Directors shall from time to time determine, together with reimbursement for the reasonable expenses incurred by him in connection with the performance of his duties. Each director who shall serve as a member of the Executive Committee or any other committee of the Board of Directors, in consideration of his serving as such, shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board of Directors shall from time to time determine. Nothing in this section contained shall preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

                                  ARTICLE III

                                   COMMITTEES

     SECTION 1.  How Constituted and Powers.  The Board of Directors may, by
                 --------------------------
resolution passed by a majority of the full Board of Directors, designate two or more of its number to constitute an Executive Committee, which Committee, so far as may be permitted by law and to the extent provided in said resolution or in these By-laws, shall have and may exercise, between meetings of the Board of Directors, the powers of the Board of Directors in the management of the affairs and business of the Corporation and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it.

     SECTION 2.  Organization, etc.  The Executive Committee shall choose its
                 -----------------
own Chairman and Secretary and shall keep and record all its acts and proceedings and report the same from time to time to the Board of Directors.

     SECTION 3.  Meetings.  Regular meetings of the Executive Committee, of
                 --------
which no notice shall be necessary, shall be held at such times and in such places as shall be fixed by a majority of the Committee. Special meetings of the Committee shall be called at the request of any member of the Committee. Notice of each special meeting of the Committee shall be sent by mail, telegraph, or telephone not later than the day before the date on which the meeting is to be held. Notice of any such meeting need not be given to any member of the Committee, however, if waived by him in writing before or after the meeting; and any meeting of the Committee shall be a legal meeting without notice thereof having been given, if all the members of the Committee shall be present thereat.

     SECTION 4.  Quorum and Manner of Acting.  A majority of the Executive
                 ---------------------------
Committee shall constitute a quorum for the transaction of business, and the act of a majority of the Executive Committee at any meeting at which a quorum is present shall be the act of the Executive Committee. Members of the Executive Committee shall act only as a Committee and the individual members shall have no power as such.

     SECTION 5.  Other Committees.  The Board of Directors may, by a
                 ----------------
resolution passed by a majority of the full Board of Directors, designate members of the Board to constitute such other committees, which shall in each case consist of such number of directors and shall have and may exercise such powers, as the Board of Directors may determine. A majority of all the members of any such committee may determine its action, fix the time and place of its meetings and adopt rules, unless the Board of Directors shall otherwise provide.

     SECTION 6.  General.  The Board of Directors shall have power at any
                 -------
time to change the members of the Executive Committee or of any other committee designated by it, may fill vacancies in any such committee, and may discharge any such committee, either with or without cause.

                                   ARTICLE IV

                                    OFFICERS

     SECTION 1.  Officers.  The Board of Directors shall, as soon as
                 --------
practicable after the annual meeting of stockholders in each year, elect a Chairman of the Board of Directors, a President, one or more Vice-Presidents, a Treasurer and a Secretary, each to have such functions or duties as are provided in these By-laws or as the Board of Directors may from time to time determine and each to hold office until his successor shall have been duly chosen and shall qualify, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided. The Board of Directors may, from time to time, appoint other officers or assistant officers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these By-laws or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or committee the power to appoint and to remove any such subordinate officer or assistant officer. One person may hold the office of, and perform the duties of, any one or more of the above-mentioned positions, except those of President and Vice-President, Treasurer and Assistant Treasurer, or Secretary and Assistant Secretary.

     SECTION 2.     Removal.  Any officer may be removed either with or without
                    -------
cause by resolution of the Board of Directors passed at any regular or special meeting thereof, or, except in the case of any officers elected by the Board of Directors, by any committee or superior officer upon whom the power of removal may be conferred by the Board of Directors or by these By-laws.

     SECTION 3.     Resignations.  Any officer may resign at any time orally or
                    ------------
in writing by notifying the Board of Directors, the President, or the Secretary of the Corporation. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 4.     Vacancies.  A vacancy in any office because of death,
                    ---------
resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these By-laws for the regular appointment or election to said office.

     SECTION 5.     Compensation.  Salaries or other compensation to the
                    ------------
officers may be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that he is also a director of the Corporation.

     SECTION 6.     Chairman of the Board of Directors.  The Chairman of the
                    ----------------------------------
Board of Directors shall be a director and the chief executive officer of the Corporation and shall have general supervision over the business of the Corporation and its several officers, subject, however, to the control of the Board of Directors. The Chairman of the Board shall, if present, preside at all meetings of the shareholders and the Board of Directors. In general, the Chairman of the Board shall have such other powers and perform such other duties as may usually pertain to the office of Chairman of the Board and chief executive officer or as from time to time may be assigned to him by the Board of Directors.

     SECTION 7.     President.  The President shall be the chief operating
                    ---------
officer of the Corporation and shall have supervision over the operations of the Corporation, subject, however, to the control of the Board of Directors, any duly authorized committee of directors and the Chairman of the Board. In the absence of the Chairman of the Board, the President shall, if present, preside at all meetings of the shareholders and the Board of Directors. He may, with the Treasurer, the Secretary, an assistant Treasurer or an assistant Secretary, sign certificates for stock of the Corporation. In general, the President shall have such other powers and perform such other duties as may usually pertain to the office of President and chief operating officer or as from time to time may be assigned to him by the Board of Directors, any duly authorized committee of directors, or the Chairman of the Board.

     SECTION 8.     Vice-Presidents.  At the request of the President, or in his
                    ---------------
absence, at the request of the Chairman of the Board or the Board of Directors, the Vice-Presidents designated by the Board of Directors shall, in order of seniority, perform all the duties of the President and so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-President may also, with the Treasurer, the Secretary, an Assistant Treasurer, or an Assistant Secretary, sign certificates for stock of the Corporation; may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board of

Directors or by any duly authorized committee of directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by any duly authorized committee of directors or by these By-laws to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed; and shall perform such other duties as from time to time may be assigned to him by the Board of Directors or by any duly authorized committee of directors or by the President or the Chairman of the Board.

     SECTION 9.     The Treasurer.  The Treasurer shall, if required by the
                    -------------
Board of Directors, give a bond for the faithful discharge of his duties, in such sum and with such sureties as the Board of Directors shall determine. He shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Section 4 of Article VI of these By-laws; against proper vouchers cause such funds to be disbursed by checks or drafts on the authorized depositaries of the Corporation, signed in such manner as shall be determined in accordance with the provisions of Section 3 of Article VI of these By-laws, and be responsible for the accuracy of the amounts of all money so disbursed; regularly enter or cause to be entered in books to be kept by him or under his direction full and adequate account of all moneys received or paid by him for the account of the Corporation; have the right to require, from time to time, reports or statements giving such information as he may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; render to the Chairman of the Board, the President, the Board of Directors or any duly authorized committee of directors, whenever the same shall require him so to do, an account of the financial condition of the Corporation and of all his transactions as Treasurer; exhibit at all reasonable times his books of account and other records to any of the directors of the Corporation, upon application at the office of the Corporation where such books and records are kept; and in general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors, any duly authorized committee of directors, the Chairman of the Board, or the President; and he may sign with the President or the Chairman of the Board of Directors or a Vice-President certificates for stock of the Corporation.

     SECTION 10.    The Secretary.  The Secretary, if present, shall act as
                    -------------
Secretary of all meetings of the Board of Directors and of the stockholders of the Corporation, and shall keep the minutes thereof in the proper book or books to be provided for that purpose; he shall see that all notices required to be given by the Corporation are duly given and served; he may, with the President or the Chairman of the Board of Directors or any Vice-President, sign certificate for stock of the Corporation; he shall be custodian of the seal of the Corporation and shall affix the seal or cause it to be affixed to all certificates for stock of the Corporation and to all documents the execution of which on behalf of the Corporation under its corporate seal is duly authorized in accordance with the provisions of these By-laws; he shall have charge of the stock records and also of the other books, records and papers of the Corporation relating to its organization and management as a Corporation, and shall see that the reports, statements and other documents required by law are properly kept and filed; and shall, in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors, by any duly authorized committee of directors, the Chairman of the Board, or the President.

     SECTION 11.    Assistant Treasurers and Assistant Secretaries.  The
                    ----------------------------------------------
Assistant Treasurers shall, respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall require. Assistant

Treasurers and Assistant Secretaries shall perform such duties as shall be assigned to them by the Treasurer and by the Secretary, respectively, by the Board of Directors, by any duly authorized committee of directors, by the Chairman of the Board, or by the President. Assistant Treasurers and Assistant Secretaries may, with the President or the Chairman of the Board of Directors or a Vice-President, sign certificates for stock of the Corporation.

                                   ARTICLE V

                                INDEMNIFICATION

     In accordance with the provisions of the Certificate of Incorporation, any person made a party to any action, suit or proceeding, whether civil or criminal, by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the Corporation or of any corporation which he served as such at the request of the Corporation, shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such officer, director or employee is liable for negligence or misconduct in the performance of his duties.

     Without limitation of the generality of the foregoing, the expenses referred to in the preceding paragraph shall be deemed to include (1) if any such action, suit or proceeding shall proceed to judgment, any and all costs and other expenses imposed upon such person by reason of such judgment, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such officer, director or employee is liable for negligence or misconduct in the performance of his duties; and (2) in the event of any settlement of any such action suit or proceeding, all reasonable costs and other expenses of such settlement (other than any payments made to the Corporation itself), subject to the condition that the costs and other expenses of such settlement shall not substantially exceed the expenses which might reasonably be incurred in conducting such litigation to a final conclusion. A determination that the costs and other expenses of such settlement do not or did not substantially exceed the expense which might reasonably be incurred in conducting such litigation to a final conclusion made or approved (A) by a majority of the directors of the Corporation then in office other than any directors who may be involved in such litigation (whether or not such majority constitutes a quorum, but provided that there shall be at least two such directors in office), or (B) by the vote of the holders of at least a majority of the outstanding stock at any annual or special meeting of the stockholders of the Corporation, either before or after such settlement, shall conclusively satisfy such condition.

     If any such indemnity is paid otherwise than pursuant to a court order or action by the stockholders, the Corporation shall within eighteen (18) months from the date of such payment mail to its stockholders at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts of the payments and the final disposition of the litigation.

     The foregoing rights of indemnification shall not be exclusive of any other rights to which any such director, officer or employee may be entitled under any present or future law, statute, by-law, agreement, vote of stockholders or otherwise.

                                   ARTICLE VI

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

     SECTION 1.     Execution of Contracts.  The Board of Directors or any duly
                    ----------------------
authorized committee of directors, except as by these By-laws otherwise required, may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation to enter into contract or execute and satisfy any instrument, and any such authority may be general or confined to specific instances.

     SECTION 2.     Loans.  The President or any other officer or agent of the
                    -----
Corporation thereunto authorized by these By-laws or by the Board of Directors, any duly authorized committee of directors, or the President, may effect loans and advances at any time for the Corporation from any bank, trust company or other institutions or from any firm, corporation or individual and for such loans and advances may make, execute and delivery promissory notes, bonds or other certificates or evidence of indebtedness of the Corporation, and when authorized so to do may pledge and hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances. Such authority may be general or confined to specific instances.

     SECTION 3.     Checks, Drafts, Etc.  All checks, drafts, and other orders
                    --------------------
for the payment of money out of the funds of the Corporation and all notes or other evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board of Directors or of any duly authorized committee of directors.

     SECTION 4.     Deposits.  The funds of the Corporation not otherwise
                    --------
employed shall be deposited from time to time to the order of the Corporation in such banks, trust companies or other depositaries as the Board of Directors or any duly authorized committee of directors may select or as may be selected by an officer or officers, agent or agents, of the Corporation to whom such power may from time to time be delegated by the Board of Directors or any duly authorized committee of directors.

                                  ARTICLE VII

                              STOCK AND DIVIDENDS

     SECTION 1.     Certificates for Shares.  Certificates for stock of the
                    -----------------------
Corporation shall be in such form as shall be approved by the Board of Directors. The certificates for such stock shall be numbered in the order of their issue, shall be signed by the Chairman of the Board, President or a Vice-President, and by the Secretary, an Assistant Secretary, Treasurer, or an Assistant Treasurer, and the seal of the Corporation shall be affixed thereto, which seal may be facsimile, engraved or printed. Where any such certificate is signed by a transfer agent or transfer clerk acting on behalf of the Corporation and by a registrar, the signatures of the President, Vice-President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer upon such certificate may be facsimiles, engraved or printed. In case any officer or officers who shall have signed or whose signature or facsimile signature or signatures shall be used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, for whatever cause, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless, unless otherwise ordered by the Board of Directors, be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.

     SECTION 2.     Transfer of Stock.  Transfers of stock of the Corporation
                    -----------------
shall be made only on the books of the Corporation by the holder thereof or by his duly authorized attorney appointed by a power of attorney duly executed and filed with the Secretary of the Corporation or a transfer agent of the Corporation, and on surrender of the certificate or certificates for such stock properly endorsed for transfer and upon payment of all necessary transfer taxes. Every certificate exchanged, returned or surrendered to the Corporation shall be marked "Cancelled," with the date of cancellation, by the Secretary or an Assistant Secretary of the Corporation or the transfer agent thereof. A person in whose name stock of the Corporation shall stand on the books of the Corporation shall be deemed the owner thereof to receive dividends, to vote as such owner and for all other purposes as respects the Corporation. No transfer of stock shall be valid as against the Corporation, its stockholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

     SECTION 3.     Transfer and Registry Agents.  The Corporation may from time
                    ----------------------------
to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.

     SECTION 4.     Lost, Destroyed, Stolen and Mutilated Certificates.  The
                    --------------------------------------------------
holder of any stock in the Corporation shall immediately notify the Corporation of any loss, destruction, theft or mutilation of the certificate therefor, and the Corporation may issue a new certificate in the place of any certificate theretofore issued by it alleged to have been lost, destroyed, stolen or mutilated. The Board of Directors may, in its discretion, as a condition to the issue of any such new certificate, require the owner of the lost, destroyed or stolen certificate or his legal representatives to make proof satisfactory to the Board of Directors of the loss, destruction or theft thereof, and to advertise said fact in such manner as the Board of Directors may require, and to give the Corporation and its transfer agents and registrars or such of them as the Board of Directors may require a bond in such form, with such surety or sureties as the Board of Directors (with the approval of its transfer agents and registrars) may direct, to indemnify the Corporation and its transfer agents and registrars against any claim that may be made against any of them on account of the continued existence of any such certificate so alleged to have been lost, destroyed or stolen.

     SECTION 5.     Regulations.  The Board of Directors or any duly authorized
                    -----------
committee of directors may make such rules and regulations as it may deem expedient, not inconsistent with these By-laws or with the Certificate of Incorporation of the Corporation concerning the issue, transfer and registration of certificates for stock of the Corporation.

     SECTION 6.     Closing of Transfer Books and Record Date.  The Board of
                    -----------------------------------------
Directors may prescribe a period, not exceeding forty (40) days prior to the date of meetings of stockholders or prior to the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose without a meeting, during which no transfer of stock on the books of the Corporation may be made; or, in lieu of prohibiting the transfer of stock, may fix a time not more than forty (40) days prior to the date of any meeting of stockholders or prior to the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose without a meeting, as the time as of which stockholders entitled to notice of and to vote at such meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined, and all persons who were holders of record of voting stock at such time and no others shall be entitled to notice of and to vote at such meeting, or to express their consent or dissent, as the case may be. The Board of Directors may fix a day and hour not exceeding forty (40) days preceding the date fixed for the payment of any dividend or for the making of any distribution, or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of capital stock, as a record time for the determination of the stockholders entitled to receive any such dividend, distribution, rights or interests, and in such case only stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution, rights or interests. The Board of Directors at its option, in lieu of so fixing a record time, may prescribe a period not exceeding forty (40) days prior to the date for such payment, distribution, or delivery during which no transfer of stock on the books of the Corporation may be made.

     SECTION 7.     Dividends, Surplus, Etc.  Subject to the provisions of the
                    ------------------------
Certificate of Incorporation and of law, the Board of Directors (1) may declare dividends on the stock of the Corporation in such amounts as, in its opinion, the condition of the affairs of the Corporation shall render advisable, (2) may use and apply, in its discretion, any of the surplus of the Corporation or the net profits arising from its business in purchasing or acquiring any of the shares of stock of the Corporation or of purchase warrants therefor in accordance with law, or any of its bonds, debentures, notes, script or other securities or evidences of indebtedness, and (3) may set aside from time to time out of such surplus or net profits such sum or sums as it in its absolute discretion may think proper, as a reserve fund to meet contingencies, or equalizing dividends, or for the purpose of maintaining or increasing the property or business of the Corporation, or for any other purpose it may think conducive to the best interests of the Corporation.

                                  ARTICLE VII

                STOCK OWNERSHIP LIMITATION AND REPURCHASE OPTION

     SECTION 1. No shares of stock of the Corporation (hereinafter "Shares") may be issued to any person other than (1) an employee of the Corporation who is such at the time of the issuance of such Shares, (2) a trust maintained by the Corporation for the benefit of its employees and/or the employees of a controlled group of corporations (within the meaning of Section 1563 of the Internal Revenue Code), of which the Corporation is a member, which trust is described in Section 401(a) of the Internal Revenue Code (hereinafter "Employee Trust"), (3) individuals who receive Shares as a benefit pursuant to the provisions of an Employee Trust, provided, however, that any such individual
                                 --------  -------
must promptly resell such Shares to the Corporation or such Employee Trust and
(4) any other party to whom the Board of Directors determines an issuance of Shares should be made in the best interests of the Corporation, provided,
                                                                --------
however, that, in any event, "substantially all" (within the meaning of Section
-------
409(h)(2) of the Internal Revenue Code of 1986, as amended) of the Shares of the Corporation's Common Stock shall be owned by parties described in clauses (1),
(2) or (3) of this Section 1.

     SECTION 2. During his or her employment by the Corporation, no shareholder-employee may sell or transfer any Shares of the Corporation's stock except to another then employee of the Corporation, or to the Corporation itself, or to an Employee Trust.

     SECTION 3. By accepting ownership of Shares, each individual shareholder shall be conclusively presumed to thereby grant to the Corporation an irrevocable option to purchase, for the price and in the manner set forth below, all, but not less than all, of the Shares owned by him, which option shall be exercisable upon the termination of employment of said shareholder with the Corporation for any reason. Each such option shall be exercisable at any time within the period of twelve (12) months following such termination of employment, provided however that, if such termination is caused by death, then such option shall be exercisable at any time within the period of twelve (12) months following the date of judicial appointment of the personal representative of the deceased shareholder. The option shall be deemed to have been exercised by the Corporation giving to the shareholder or, in the event of his death, to the personal representative of the deceased shareholder, written notice thereof. The Corporation shall have the right at any time to assign to any Employee Trust the purchase option granted to it hereunder. The purchase price of any Shares to be sold pursuant to this Section 3 shall be determined as follows:

          (a) If there shall then be an Employee Trust in existence, which trust then owns Shares, the price per Share shall be the price at which such Employee Trust would value the Shares of said employee, had he then been a participant in said Employee Trust, and had the Shares been allocated to this account therein, and had his employment by the Corporation terminated at the same time and in the same manner as his employment did actually terminate.

          (b) If paragraph (a) above does not apply, but an independent valuation of the Shares has been performed within twelve months preceding the exercise of the option, the price per Share shall be the value fixed by said independent valuation.

          (c) If neither paragraph (a) nor paragraph (b) applies, then the value of said Shares shall be equal to the book value thereof as of the close of the Corporation's fiscal year next preceding the exercise of the option.

     SECTION 4. For purposes hereof, book value shall be determined by the independent public accountants then serving the Corporation, or if none, then by the independent public accountants engaged by the Corporation for the purpose of determining book value. The determination of such accountants shall be in accordance with generally accepted accounting principles consistently applied, but no allowance of any kind shall be made for any leaseholds, good will, trade names, contracts or any intangible assets of the Corporation. The determination of said accountants shall be final, conclusive and binding on all parties hereto.

     SECTION 5. The purchase price hereunder may be paid in installments and in such event, said amount shall be paid as follows: ten percent (10%) of the purchase price shall be paid at the closing of the sale, as provided in Section 6 below, and an additional ten percent (10%) thereof shall be paid on each of the nine (9) succeeding anniversaries of the first payment, until the entire purchase price is paid. Each installment payment, except the first, shall bear interest at the minimum interest rate required in order to avoid having interest computed at a higher rate for federal income tax purposes, imputed from the closing date. The Corporation may, at its option, accelerate, in whole or in part, any installment payment to be made hereunder, or all of them.

     SECTION 6. The closing of the sale of any Shares pursuant to this agreement shall be held at the office of the Corporation on a day fixed by the Corporation, but not later than the thirtieth (30th) day following the exercise of the option which causes the sale. At the closing, the seller shall deliver to the Corporation the certificate representing the Shares to be sold, properly endorsed for transfer, and with appropriate stock transfer stamps affixed.

     SECTION 7. Upon the failure of the Corporation to exercise the purchase option granted to it, pursuant hereto, the shareholder may freely transfer his Shares without restriction as to purchaser, provided however, that any and all purchasers thereof shall be considered employees hereunder, and may not transfer the Shares except in strict compliance with the provisions of these By-laws. Specifically, any such purchaser desiring to sell purchased shares will be deemed to have granted to the Corporation the option to purchase provided for herein, and such Shares will be subject to repurchase by the Corporation for the same amount and in the same manner as though said selling shareholder had been in the employ of the Corporation, and had terminated his employment therewith at the time he either attempts to sell such Shares or notifies the Corporation of his desire to sell such Shares.

     Any subsequent purchasers of Shares shall likewise be bound by all of the provisions thereof, just as though they were employees of the Corporation at the time they acquired Shares.

     SECTION 8. Except as permitted by these By-laws, each individual shareholder, by his acceptance of ownership of Shares, agrees that he will not sell, transfer, assign, pledge, hypothecate or otherwise dispose of any of the Shares or any interest therein, nor will he enter into any agreement for the sale, transfer, assignment, pledge, hypothecation, or other disposition of any of said Shares. Each shareholder, by his acceptance of ownership of Shares, further agrees that all his Shares shall be held and disposed of by him solely as provided in this Article VIII.

     SECTION 9. Each certificate representing Shares issued from and after the date of adoption of this Article VIII of these By-laws shall be stamped or overtyped with a legend stating that the

Shares represented thereby are subject to the provisions and repurchase option contained in these By-laws.

     SECTION 10. The provisions of SECTIONS 2 through 9 of this Article VIII shall not apply to a party referred to in clause (4) of SECTION 1 of this
Article VIII.
                                   ARTICLE IX

                                     BOOKS

     SECTION 1.     Books.  There shall be kept at the office of the Corporation
                    -----
correct books of account of all the business and transactions of the Corporation and a copy of these By-laws. The stock records of the Corporation, which may be kept either at the office of the Corporation or, subject to the provisions of
Section 10 of the Stock Corporation Law, at the office of a transfer agent of the Corporation in the State of New York, if any, shall contain the names, alphabetically arranged, of all persons who are stockholders of the Corporation, showing their places of residence, the number of shares held by them, respectively, the time when they respectively became owners thereof, and the amount paid thereon.

     SECTION 2.     Inspection of Books.  The Board of Directors shall
                    -------------------
determine from time to time whether, and, if allowed, when and under what conditions and regulations, the accounts and books of the Corporation (except such as may, by statute, be specifically open to inspection), or any of them, shall be open to the inspection of the stockholders, and the stockholders' rights in this respect are and all shall be restricted and limited accordingly.

                                   ARTICLE X

                                      SEAL

     The Board of Directors shall provide a corporate seal which shall be in the form of a circle and shall bear the full name of the Corporation and the year of its incorporation.

                                   ARTICLE XI

                                  FISCAL YEAR

     The Fiscal Year of the Corporation shall be determined, and may be changed, by resolution of the Board of Directors.

                                  ARTICLE XII

                              VOTING OF STOCK HELD

     Unless otherwise provided by resolution of the Board of Directors, the President may, from time to time, appoint an attorney or attorneys or agent or agents of this Corporation, in the name and on behalf of this Corporation to cast the votes which this Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose stock or securities may be held by this Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by any such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of this Corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers or other instruments as he may deem necessary or proper in the premises; or the President may himself attend any meeting of the holders of stock or other securities of any such other corporation and thereat vote or exercise any or all other powers of this Corporation as the holder of such stock or other securities of such other corporation.


                                  ARTICLE XII

                                   AMENDMENTS

     These By-laws may be altered, amended, supplemented or repealed, or new By-laws may be adopted, by the affirmative vote of the holders of a majority in number of the shares of stock of the Corporation entitled to vote represented at a duly constituted meeting of the stockholders or, except as may be otherwise provided in a By-law adopted by the stockholders, by the affirmative vote of 66 2/3% of the full Board of Directors; provided, however, that any By-laws made, altered, amended or supplemented by the Board of Directors may be altered, amended, supplemented or repealed by the stockholders entitled to vote.

                                  ARTICLE XIV

                          CERTIFICATE OF INCORPORATION

     Wherever reference is made in these By-laws to the Certificate of Incorporation of the Corporation, such reference shall be deemed to refer to the Certificate of Incorporation as changed and amended by any other certificate filed pursuant to law in the office of the Secretary of State of the State of New York.

     The undersigned, Secretary of Interep National Radio Sales, Inc., a New York corporation, hereby certifies that the foregoing is a true and correct copy of the By-laws of said Corporation adopted at a meeting of the Board of Directors of said corporation held February 14, 1994..
                                   ------------------

     WITNESS the signature of the undersigned, this 2nd day of March, 1994.
                                                    ---        -----

                              By /s/ John A. Rykala
                                -------------------
                                John A. Rykala
                                Secretary